United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

September 4, 2013

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MDU COMMUNICATIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

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Delaware	0-26053	84-1342898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60-D Commerce Way

Totowa, New Jersey 07512

(Address of principal executive offices including zip code)

(973) 237-9499

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed on July 3, 2013 on Form 8-K, MDU Communications International, Inc.’s wholly-owned subsidiary, MDU Communications (USA) Inc. (collectively, the “Company”), entered into an Amendment to Amended Loan and Security Agreement with FCC, LLC, d/b/a First Capital, and Full Circle Capital Corporation (collectively, the “Lenders”) for an extension to the senior secured $30 million revolving credit facility originally entered into on September 11, 2006, amended on June 30, 2008, with a maturity date of June 30, 2013 (the “Credit Facility”), which the Company was unable repay at that time. The Lenders provided the Company with a six month extension to the maturity of the Credit Facility, through December 31, 2013, with the potential for further extension up through and including March 31, 2014 at the discretion of the Lenders. Additionally, the Lenders waived two instances of default by the Company for violation of loan covenants under the Credit Facility. As of June 30, 2013, the maximum available borrowing was $28 million, under which the Company had borrowed $27.7 million. The Credit Facility is secured by all the assets of the Company.

Also in the July 3, 2013 Form 8-K, as well as in its Quarterly Report on Form 10-Q filed on August 14, 2013, the Company disclosed that it does not expect its available cash, estimated revenues and remaining Credit Facility to be sufficient to cover liquidity needs for the next twelve months and forecasts that its available capital will be depleted sometime during its fourth fiscal quarter ending September 30, 2013. The Company has previously disclosed its ongoing exploration of mergers and large asset sales in order to achieve liquidity and satisfy its obligations to the Lenders under the Credit Facility prior to the end of the six month extension.

In recognition of the above, on September 4, 2013 the Company entered into an Asset Purchase Agreement (“Agreement”) with Access Media 3, Inc. (“AM3”) whereby AM3 will acquire a substantial portion of the assets of the Company in a series of transactions. The Agreement and the transactions contemplated thereby have been approved by the Board of Directors of the Company and the Lenders. The following description of the Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 2.1 (without exhibits and schedules) and is incorporated herein by reference.

AM3 and the Company have agreed to an initial closing on or about October 10, 2013 with AM3 acquiring 17,442 subscribers for $10,116,360. Thereafter, but no later than 270 days, AM3 will acquire, in a series of subsequent closings, an additional 29,682 subscribers for $17,215,560. To receive the $17,215,560 proceeds in full, the Company must obtain (i) written consents to assignment on all property right of entry agreements that require consent, and (ii) term extensions for all right of entry agreements with less than one year contractual term remaining. The purchase price is generally calculated at $580 per subscriber per service, however, the price may increase slightly if an obtained term extension exceeds two years. Property right of entry agreements where a term extension is not obtained will be acquired by AM3 at a reduced price equal to two times gross margin multiplied by the number of months remaining on the term. Property right of entry agreements where consent to assignment is not obtained will not be acquired and will remain an asset of the Company.

It is anticipated that the Lenders will require the collective proceeds of $27,331,920 be applied to the Credit Facility balance, net of a banking fee owed to Berkery, Noyes & Co. The Company makes no representation that any of the proceeds will be available for distribution to the stockholders.

AM3 and the Company will also enter into two Management Agreements as of the initial closing whereby AM3 will be retained by the Company to (i) manage the 29,682 subscribers until the subsequent closings occur, and (ii) manage the remainder of the Company’s 13,172 subscribers with the Company receiving from AM3 revenue in the amount of $4.50 per subscriber per month.

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Regarding the remaining 13,172 subscribers, AM3 and the Company have entered into a non-binding letter of intent for AM3 to acquire the remaining 13,172 subscribers, as well as any remaining tangible and intangible assets, for $6,500,000. The parties have not commenced negotiations to arrive at definitive documents. The Company makes no representation whether such definitive documents will be negotiated, agreed to, signed or closed.

It is contemplated under the Agreement and Management Agreements that upon the initial closing the Company will immediately and significantly scale back operations. AM3 will retain, on a permanent or transitional basis, a majority of Company employees, a majority of leased office space and majority of other monthly direct and indirect expenses in the provisioning of services to the Company’s subscribers. The Company will retain certain staff to fulfill its obligations under the Agreement to obtain consents to assignment and right of entry agreement extensions, as well as to finalize the transition, oversee AM3’s obligations under the Agreement and Management Agreements, and perform certain accounting and corporate functions.

The obligations of AM3 and the Company to consummate the transaction are subject to several conditions, including, among others, (i) AM3 receiving financing in the amount of $55 million, (ii) approval of the Agreement by the Company stockholders representing a majority of outstanding shares, (iii) consents from DIRECTV, DISH and any other required governmental body, (iv) the absence of any material adverse effect, material litigation, injunction or similar restraint prohibiting or restricting consummation of the Agreement, and (v) the material accuracy of the representations and warranties of each party.

The Company has agreed to certain covenants in the Agreement, including, among other things, covenants (i) to use best efforts to obtain the prior approval of certain Company beneficial stockholders on or before September 10, 2013, (ii) to use best efforts to call a special meeting of its stockholders on or before October 10, 2013 and prepare and file with the Securities and Exchange Commission (“SEC”) a proxy statement and notice of such special meeting, (iii) to conduct its business in the ordinary course consistent with past practice between the execution of the Agreement and the closings, (iv) to cooperate with each other and use respective best efforts to obtain all consents, approvals and authorizations that are necessary to consummate the transactions contemplated by the Agreement, and (v) to not compete with AM3 in any acquired property, post-closing, for a period of three years.

The Company has additionally agreed (i) to not solicit, initiate or encourage competing acquisition proposals, enter into discussions concerning, or furnish nonpublic information in connection with, any competing offer for the assets, and (ii) subject to certain exception, that the Company’s Board of Directors will recommend that Company stockholders vote in favor of the Agreement. However, the exception mentioned above includes the right of the Board of Directors to withhold, withdraw or modify its recommendation that the stockholders approve the transactions contemplated by this Agreement and fulfill its duty of candor and disclosure to the stockholders under applicable law if the Company receives an unsolicited, written acquisition proposal by any person or group at any time prior to the stockholders’ meeting if such acquisition proposal constitutes or could reasonably be expected to lead to a superior proposal.

The Agreement may be terminated in certain circumstances, including, (i) by mutual written agreement of the parties, (ii) by either party upon a material breach of the Agreement, (iii) by Company if AM3 is unable to obtain financing, (iv) by AM3 if Company stockholder approval is not obtained, (v) by either party if the initial closing is not consummated on or before October 10, 2013, subject to breach.

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The transaction with AM3 requires approval of a majority of the outstanding shares of common stock of MDU Communications International, Inc. The Company will be filing with the SEC a preliminary Notice of Special Meeting and Proxy Statement in the upcoming days.

This summary and the copy of the Agreement attached hereto as Exhibit 2.1 are included solely to provide investors with information regarding the terms of the Agreement. They are not intended to provide factual information about the parties. The foregoing discussion is qualified in its entirety by reference to the Agreement. The Agreement contains representations and warranties by the Company, which were made only for purposes of the Agreement and as of specific dates. The representations, warranties and covenants in the Agreement were made solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those generally applicable to investors. Investors are not third-party beneficiaries under the Agreement and in reviewing the representations, warranties and covenants contained in the Agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations, warranties and covenants or any descriptions were not intended by the parties to the Agreement to be characterizations of the actual state of facts or condition of the Company or AM3. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone and should instead be read in conjunction with the other information contained in the reports, statements and filings that the Company publicly files with the SEC.

Cautionary Statements Regarding Forward-Looking Information

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss future expectations or state other “forward-looking” information. These forward-looking statements involve a number of risks and uncertainties. The Company caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements about the proposed transaction(s) involving AM3 and the Company’s plans, objectives, expectations and intentions, the expected timing of completion of the transaction and final purchase price, and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the Company’s filings with the SEC. These include risks and uncertainties relating to: the ability to obtain the requisite Company stockholder approval; the risk that AM3 may be unable to obtain financing or lender approvals required for the transaction, or these required approvals may delay the transaction or result in the imposition of conditions that could cause the parties to abandon the transaction; the risk that a condition to closing of the transaction may not be satisfied; the timing to consummate the proposed transaction; the ability of the Company to obtain consents to assignment and term extensions for right of entry agreements; disruption from the transaction making it more difficult for the Company to maintain relationships with properties or customers; the diversion of management time on transaction-related issues; the performance of AM3 under the Management Agreements; the value of the remaining assets of the Company; existing and future litigation related to the transaction; general worldwide economic conditions and related uncertainties; the effect of changes in governmental regulations; the effect of changes in DIRECTV’s business plan, and other factors discussed or referred to in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K filed with the SEC. Each forward-looking statement speaks only as of the date of the particular statement and the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

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ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description of Exhibit

2.1	Asset Purchase Agreement, dated as of September 4, 2013, by and between Access Media 3, Inc., MDU Communications International, Inc. and MDU Communications (USA) Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDU COMMUNICATIONS INTERNATIONAL, INC.

By:	/s/ Sheldon Nelson
Sheldon Nelson
Chief Executive Officer

Dated: September 6, 2013

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EXHIBIT INDEX

EXHIBIT NO.	NAME OF EXHIBIT

2.1	Asset Purchase Agreement, dated as of September 4, 2013, by and between Access Media 3, Inc., MDU Communications International, Inc. and MDU Communications (USA) Inc.

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